EXHIBIT 21 - SUBSIDIARIES OF REGISTRANT

 Name                                         State of Incorporation
 ----                                         ----------------------
 The Savannah Bank, National Association      United States (National Charter)

 Bryan Bank & Trust                           Georgia

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